Exhibit 23.2








                        CONSENT OF INDEPENDENT AUDITOR



Excalibur Industries, Inc.:


      We consent to the inclusion our report dated April 9, 2003, pertaining to the consolidated financial statements of Excalibur Industries, Inc. for the year ended December 31, 2002, appearing in and incorporated by reference in this annual report on Form 10KS of Excalibur Industries, Inc. for the year ended December 31, 2003.


                                    CROSS AND ROBINSON



                                    Certified Public Accountants


Tulsa, Oklahoma
April 30, 2004